SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Chase Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHASE CORPORATION

26 Summer Street
Bridgewater, MA  02324
Telephone (508) 279-1789

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the annual meeting of shareholders of Chase Corporation will be held at 9:30 a.m., Tuesday, January 27, 2004 at the Raynham Courtyard Marriott, 37 Paramount Drive, Raynham, Massachusetts 02767 for the following purposes:

(1) To elect the members of the Board of Directors of the corporation;

(2) To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of Chase Corporation at the close of business on November 30, 2003 are entitled to notice of and to vote at the meeting.

The Board of Directors hopes that all shareholders who can conveniently do so will personally attend the meeting.

By order of the Board of Directors,

GEORGE M. HUGHES

Clerk

December 22, 2003

SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

CHASE CORPORATION
26 Summer Street
Bridgewater, MA  02324
Telephone (508) 279-1789

PROXY STATEMENT
December 22, 2003

The enclosed proxy is solicited by and on behalf of the Board of Directors of Chase Corporation (the “Company”) for the annual meeting of the Company’s shareholders to be held on January 27, 2004 at 9:30 a.m., and at any adjournment or adjournments thereof.  The cost of solicitation will be borne by the Company.  In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone.

The authority granted by an executed proxy may be revoked at any time before it is exercised by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.   Shareholders who attend the meeting in person will not be deemed thereby to have revoked their proxies unless they affirmatively indicate at the meeting their intention to vote their shares in person.  Unless the proxy is revoked, the shares represented thereby will be voted as directed.  If no specifications are made, proxies will be voted “for” the election of the directors nominated by the Board of Directors.

On November 30, 2003, the Company had outstanding 4,048,717 shares of Common Stock, $0.10 par value per share (the “Common Stock”), which is its only class of voting stock.  Shareholders of record at the close of business on November 30, 2003 are entitled to vote at the meeting.  With respect to all matters that will come before the meeting, each shareholder may cast one vote for each share of Common Stock registered in his or her name on the record date.

A majority in interest of the Company’s Common Stock outstanding and entitled to vote represented at the meeting in person or by proxy constitutes a quorum for the transaction of business at the meeting.   As long as a quorum is present, the nominees for election to the Board of Directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote at the meeting.  Votes may be cast in favor of the election of the nominees for director or withheld; votes that are withheld and broker non-votes will have no effect of the outcome of the election of directors.  A “broker non-vote” occurs when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

The approximate date on which this proxy statement and form of proxy will be first sent or given to shareholders is December 22, 2003.  The Company’s annual report for the fiscal year ended August 31, 2003 will be sent to shareholders on the same date.

Principal Holders of Voting Securities

The following table sets forth certain information regarding ownership of the Company’s Common Stock as of November 30, 2003 by (i) all persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock and (ii) all executive officers and directors of the Company as a group.

Beneficial Owner(a)	Number of Shares Beneficially Owned(b)		Percent of Class

Edward L. Chase Revocable Trust. 39 Nichols Rd. Cohasset, MA 02025	1,474,556	(c)	30.8%
Peter R. Chase 305 Grange Park Bridgewater, MA 02324	842,555		17.6%
FMR Corp 82 Devonshire Street Boston, MA 02109-3614	400,500	(d)	8.4%
All current executive officers and directors as a group (9 persons)	1,018,364		21.3%

(a)	Information regarding ownership of the Company’s Common Stock by the directors of the Company is set forth on page 4 under the heading “Election of Directors.”

(b)	Includes shares subject to stock options exercisable within the 60-day period following November 30, 2003. See “Election of Directors.”

(c)

These shares are deemed to be beneficially owned by the Edward L. Chase Revocable Trust U/A dated January 3, 1986, of which Andrew Chase is a trustee. The trustees have voting and investment power with respect to the shares.  Includes 1,614 shares owned of record by Mr. Chase’s spouse.

(d)

FMR Corp., Edward Johnson 3d and Abigail P. Johnson may be deemed to have beneficial ownership of 400,500 shares of the Company’s Common Stock as a result of the Fidelity Low Priced Stock Fund’s ownership interest in the Company.  This information is based upon the Schedule 13G dated June 30, 2003 filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson as a group.

Certain Transactions

On December 10, 2003, the Company sold its Sunburst Electronics Manufacturing Solutions, Inc. subsidiary (“Sunburst”) to the Edward L. Chase Revocable Trust (the “Trust”) in exchange for approximately 230,000 shares of the Company’s Common Stock valued at approximately $3.0 million.  The value of the shares delivered as purchase price was calculated based upon the average closing price of the Company’s Common Stock over the 20 trading days ending December 5, 2003 (the “Average Closing Price”).  Concurrent with this transaction, the Company also purchased 250,000 shares of Common Stock held by the Trust at the Average Closing Price, having an aggregate purchase price of approximately $3,255,000.  This transaction was approved by an independent committee of the Board of Directors.  These shares, totaling approximately 480,000 were put into the Treasury by the Company.  Following the transaction, the Trust holds approximately 994,556 shares of Common Stock.

Pursuant to the Voting Agreement dated December 26, 2002, as amended December 10, 2003, the Trustees have agreed to vote for the nominees for director of the Company, as approved from time to time by the Company’s Nominating Committee, through the annual meeting in January 2013.  The Voting Agreement requires that Andrew Chase be elected a director of the Company, unless the Trust designates a different person as its representative.

The Trustees for the Trust have the power to vote the 1,474,556 shares of the Company’s Common Stock held of record by the Trust on November 30, 2003 at the 2004 annual meeting of the Company’s shareholders.  Following the transactions described above, the Trust holds approximately 994,556 shares of the Company’s Common Stock.  In September 2002, Peter R. Chase and Andrew Chase, together with other family members, became Trustees of the Edward L. Chase Revocable Trust.  Peter Chase resigned as a Trustee of the Trust in December 2002.  Andrew Chase continues to serve as a Trustee of the Trust.

PROPOSAL NUMBER 1
Election of Directors

Eight directors are to be elected at the annual meeting.  The Board of Directors recommends that the eight nominees named below be elected as directors.  The directors elected at the meeting will hold office until the next annual meeting and until their successors are elected and qualified.  When a proxy in the accompanying form is returned properly executed, unless marked to the contrary, all shares of Common Stock represented by such proxy will be voted for the election as director of the persons named in the table below.  If any nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.  The Board of Directors is not presently aware of any reason that would prevent any nominee from serving as a director if elected.

Name	Age	Business Experience During Past Five Years and other Directorships	Has Been a Director Since	No. of Common Shares Owned Beneficially on November 30, 2003(a)		Percent of Class
Peter R. Chase(b)	55	Chief Executive Officer of the Company since September 1993.	1993	842,555	(c)	17.6
Everett Chadwick, Jr.	62	Vice President—Finance since 2003 Treasurer and Chief Financial Officer of the Company since 1993.	2003	60,297	(d)	1.3
Andrew Chase(e)	40	Vice President, General Manager of the Chase Electronic Manufacturing Services Group since 1999; Director of Business Development of the Company from 1998-1999 and Director of Sales and Marketing for Advanced Computer Communication from 1996 to 1998.	2003	33,869	(f)	0.7
Lewis P. Gack	59	Treasurer and Chief Financial Officer of the United Group Operating Companies, Inc. since 1998; Vice President of Administration and Operations from 1987-1998.	2002	10,100	(g)	0.2
George M. Hughes(h)	64	From May 1996 until present, Founder and Principal of Hughes & Associates. Previously, partner at Palmer & Dodge.	1984	17,575	(i)	0.4

Ronald Levy	65	Director, Navigant Consulting, Inc. previously Vice President of Arthur D. Little, Inc.	1994	22,309	(i)	0.5
Edward F. Hines, Jr.	58	Partner at Hines & Corley, LLC since April 2001. Previously partner at Choate, Hall & Stewart.	2003	200		—
Carl J. Yankowski	55	Chairman/CEO of the CRF Box, Inc. since March 2002 and Principle/Operating partner of Westerham Associates since November 2001. CEO of 3COM/Palm Inc. from 1999 to 2002	2003	—		—

(a)	The beneficial owners of these shares have sole voting power and sole investment power over such shares, except as otherwise indicated.

(b)	Peter R. Chase, President and Chief Executive Officer of the Company, is the son of Edward L. Chase (deceased) and brother of Andrew Chase.

(c)

Includes 441,976 shares that may be acquired within 60 days of November 30, 2003 pursuant to the exercise of stock options. Also includes 250,000 shares of restricted stock having a value of $3,087,500 as of August 31, 2003.  The shares of restricted stock vest on the earlier to occur of September 6, 2004 or the occurrence of a change in control as defined in the agreement between the Company and Mr. Chase with respect to the shares of restricted stock.  Dividends are payable upon the shares of restricted stock when and as declared.

(d)	Includes 45,000 shares that may be acquired within 60 days of November 30, 2003 pursuant to the exercise of stock options.

(e)

Andrew Chase is the son of Edward L. Chase (deceased), the brother of Peter R. Chase and a Trustee of the Edward L. Chase Revocable Trust.  Excludes 1,474,556 shares held by the Trust.  See “Principal Holders of Voting Securities.”

(f)	Includes 33,569 shares that may be acquired within 60 days of November 30, 2003 pursuant to the exercise of stock options.

(g)	Includes 10,000 shares that may be acquired within 60 days of November 30, 2003 pursuant to the exercise of stock options.

(h)	Mr. Hughes is general counsel to the Company. For his services as general counsel to the Company during the fiscal year ended August 31, 2003, the Company paid Mr. Hughes approximately $93,000.

(i)	Includes 15,000 shares that may be acquired within 60 days of November 30, 2003 pursuant to the exercise of stock options.

William H. Dykstra, a director of the Company since 1988, has informed the Board that he plans to retire from the Board at the end of his present term and will not stand for re-election to the Board at the 2004 annual meeting of the Company’s shareholders.  As of November 30, 2003, Mr. Dykstra owned beneficially 31,459 shares or 0.7 % of the Common Stock of the Company.

Corporate Governance and Meetings of the Board of Directors

The Company’s Board of Directors held five meetings during the fiscal year ended August 31, 2003.  Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by committees of the Board on which they served.

The Company has long believed that good corporate governance and high corporate ethics is important to ensure that the Company is managed for the long-term benefit of its shareholders.  The Company currently does not have a written corporate ethics policy that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Company believes that its business is conducted ethically and is reviewing whether to adopt a written corporate ethics policy.

Committees of the Board of Directors

The Board has standing audit, compensation and nominating committees.  All members of the committees serve at the pleasure of the Board of Directors.  The functions and current membership of each committee are as follows:

Audit Committee.  The Audit Committee recommends to the Board of Directors the engagement of the Company’s independent accountants, reviews the scope and extent of their audit of the Company’s financial statements, reviews the annual financial statements with the independent accountants and with management, and makes recommendations to the Board of Directors regarding the Company’s policies and procedures as to internal accounting and financial controls.  The members of the Audit Committee are Lewis P. Gack, Chairman; Ronald Levy and William H. Dykstra.  Each member of the committee is independent as defined in the listing standards of the American Stock Exchange, on which the Company’s Common Stock is listed.  The Board has determined that Lewis P. Gack is an audit committee financial expert as defined in the Securities and Exchange Commission regulations.  The Audit Committee held four meetings during the fiscal year ended August 31, 2003.

Compensation Committee.  The Compensation Committee advises the Board of Directors on matters of management, organization, and succession, recommends persons for appointments to key employee positions, and makes recommendations to the Board of Directors regarding compensation for officers and key employees.  The Compensation Committee administers the Company’s equity incentive plans, except for plans for directors who are not employees of the Company.  The members of the Compensation Committee are Ronald Levy, Chairman, George M. Hughes and Lewis P. Gack.  The Compensation Committee held two meetings during the fiscal year ended August 31, 2003.

Nominating Committee.  The Nominating Committee recommends persons for election as directors of the Company, and makes recommendations to the Board of Directors regarding the structure and membership of the various committees of the Board of Directors, including the Nominating Committee itself.  The Nominating Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the Nominating Committee.  The members of the Nominating Committee are George M. Hughes, Chairman and Ronald Levy and William H. Dykstra.  The Nominating Committee held five meetings during the fiscal year ended August 31, 2003.

Executive Compensation

Summary Compensation Table

The following table contains a summary of the compensation paid or accrued during the fiscal years ended August 31, 2003, 2002 and 2001 to the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, the only executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended August 31, 2003 (the “named executive officers”).

	Annual Compensation(a)
				All Other
Name & Principal Position	Year	Salary	Bonus	Comp. (b)

Peter R. Chase	2003	$363,922	$187,829	$10,912
President and	2002	$348,580	$91,557	$7,048
Chief Executive Officer	2001	$323,743	$179,410	$4,874

Everett Chadwick, Jr.	2003	$177,980	$65,000	$5,335
Vice President, Finance, Treasurer and	2002	$169,488	$26,795	$4,711
Chief Financial Officer	2001	$161,227	$60,596	$4,666

(a)

Annual compensation includes amounts earned in each fiscal year, whether or not deferred.  Compensation is deferred pursuant to the provisions of the Chase Corporation Retirement Savings Plan.  Aggregate perquisite values do not exceed the lesser of $50,000 or 10% of the reported base salary and bonus for each year.

(b)	The amounts represent the contribution by the Company on behalf of the employees to the Chase Corporation Retirement Savings Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

No options were granted to the named executive officers during the fiscal year ended August 31, 2003.  No options were exercised by the named executive officers during fiscal year ended August 31, 2003.  The following table shows certain information concerning the aggregate number and dollar value of all options exercised during the fiscal year ended August 31, 2003 and the total number and value of unexercised options held on August 31, 2003 by each of the named executive officers.

Name	Number of Unexercised Options at Fiscal Year-end Exercisable/ Unexercisable	Value of Unexercised Options at Fiscal Year-end Exercisable/Unexercisable(a)
Peter R. Chase	354,355 / 167,500	$1,877,838 / $832,065
Everett Chadwick, Jr.	30,000 / 15,000	$55,500 /$27,750

(a)

The closing price of the Company’s Common Stock on the American Stock Exchange on August 31, 2003 was $12.35.  Value is calculated on the basis of the difference between $12.35 and the option exercise price multiplied by the number of shares of Common Stock underlying the options.  On November 30, 2003, the closing price of the Company’s Common Stock was $12.52.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about shares of  the Company’s Common Stock that may be issued upon the exercise of options including options authorized for issuance under  the 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan as referenced in Note 11 of Item 8 of the  Company’s Annual Report on Form 10-K.

Plan category	A	B	C
	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A
Equity compensation plans approved by security holders	941,855	8.75	498,145
Equity compensation plans not approved by security holders	—	—	—
Totals:	941,855	8.75	498,145

Other Compensation Matters

401 (k) Plan.  The Company has a deferred compensation plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).  Any eligible employee who has attained age 21 and has been employed by the Company for at least six months may defer receipt of a portion of his or her salary and have it contributed to the Plan.  The Company will match, at the rate of 50% on the dollar, such deferral, subject to a maximum employer matching contribution if applicable, of such employee’s yearly salary.  Amounts contributed to the plan are invested in accordance with the directions of participants.  Income taxes on the amounts contributed and on the investment yield are deferred until such amounts are distributed to the employee.

Termination of Employment Arrangements.  The Company entered into an agreement with Peter R. Chase pursuant to which the Company will continue to pay Mr. Chase the equivalent of his annual compensation for two years following the termination of his employment if such termination arises in connection with a change in control of the Company.  Any payments made to Mr. Chase after the first year following his termination will be offset to the extent that he receives any other compensation, through new employment or otherwise.

Pension Plan.  The Company maintains a tax-qualified defined benefit pension plan and a non-qualified excess benefit plan.  The qualified pension plan covers substantially all of the Company’s employees who have attained the age of 21 and have completed six months of service.  The excess benefit plan covers those employees of the Company that from time to time may be designated by the Board of Directors.  Currently, only the Company’s Chief Executive Officer has been designated by the Board of Directors as being covered by the excess benefit plan.  Benefits under the qualified pension plan are determined based on final average base earnings (subject to Code-imposed limits on covered compensation and excluding bonuses, overtime, and other extraordinary amounts)  and total years service with the Company (up to a maximum of 40 years).  Benefits under the excess benefit plan are determined based on final average earnings (including base salary and bonuses) and total years of service with the Company.   Benefits are payable upon the retirement of a participant at age 65, or upon the fifth anniversary of employment, if later, or earlier if the participant is at least 55 years old and has completed at least five years of service.  The plan offers the option for a participant to receive a lump sum distribution upon attainment of age 65 and five years of employment even if the employee elects to remain actively employed.  Benefits may be paid in a variety of forms, including a lump sum, at the election of the participant.

The following Tables 1 and 2 show estimates of aggregate annual benefits payable under the qualified pension plan and excess benefit plan upon retirement at age 65 or upon the fifth

anniversary of employment, if later.   Table 1 relates to those participants who were employed prior to May 1, 1995 or are covered by a collective bargaining agreement and are in the specified compensation and years-of-service classifications before an offset of 0.6% of covered compensation at the time of retirement times the number of years-of-service (up to a maximum of 35 years).

Table 2 relates to those participants who became employed on or after May 1, 1995 and are not covered by a collective bargaining agreement and are in the specified compensation and years-of-service classifications before any offset of 0.3% of covered compensation at the time of retirement times the number of years-of-service (up to a maximum of 35 years).

Table 1:
Average Remuneration Years of Service at Age 65

Highest three consecutive years out of the last ten years	10	20	30	40
$50,000	$7,500	$15,000	$22,500	$28,250
100,000	15,000	30,000	45,000	56,500
170,000	25,500	51,000	76,500	96,050
200,000*	30,000	60,000	90,000	113,000
250,000*	37,500	75,000	112,500	141,250
300,000*	45,000	90,000	135,000	169,500
350,000*	52,500	105,000	157,500	197,750
400,000*	60,000	120,000	180,000	226,000

Table 2:
Average Remuneration Years of Service at Age 65

Highest three consecutive years out of the last ten years	10	20	30	40
$50,000	$3,750	$7,500	$11,250	$14,125
100,000	7,500	15,000	22,500	28,250
170,000	12,750	25,500	38,250	48,025
200,000*	15,000	30,000	45,000	56,500
250,000*	18,750	37,500	56,250	70,625
300,000*	22,500	45,000	67,500	84,750
350,000*	26,250	52,500	78,750	98,875
400,000*	30,000	60,000	90,000	113,000

*As required by Section 415 of the Code, qualified plan payments may not provide annual benefits exceeding a maximum amount ($160,000 for 2003 and $160,000 for 2002).  For employees who are covered under the excess benefit plan, amounts above this maximum will be paid under the terms of the excess benefit plan up to the amounts shown in the table above.  Pursuant to Section 401(a)(17) of the Code, annual compensation in excess of $200,000 for 2003 and $200,000 for 2002 cannot be taken into account in determining qualified plan benefits.

Mr. Chase and Mr. Chadwick have approximately 32 and 15 years of service, respectively.

Compensation of Directors.  Directors who are not employees of the Company are paid an annual retainer of $12,000 plus a fee of $1,000 for each Board meeting they attend ($1,500 if they attend a committee meeting on the same day).  The Chairperson of the committee receives an additional $250 per meeting.  Non-employee directors who are committee members are paid a fee of $1,000 per committee meeting if the meeting is not held on the same day as a Board meeting.  Non-employee directors are also eligible to receive stock options.

Compensation Committee Report on Executive Compensation

Recommendations on compensation for the Company’s executive officers are made by the Compensation Committee of the Board of Directors (the “Committee”).  A majority of the Committee is composed of independent non-employee directors who have no interlocking directorships as defined by the Securities and Exchange Commission.  Committee decisions are reviewed and approved by the full Board of Directors.

The Company’s executive compensation program is designed to accomplish the following objectives:

•                    Reward key executives at levels that are competitive with those of similar comparative companies.

•                    Provide incentives that are directly linked to the achievement of Company strategies, profits and enhancements of shareholder value.

•                    Ensure that the objectives for corporate and business unit performance are established and measured.

•                    Attract and retain executives who have the capabilities needed to ensure proper growth and profitability.

The Company, acting through the Committee, employs three programs to compensate its senior management.  These include an annual base salary program, a contingent compensation program that is based on selected financial performance measures and a stock option plan.  Following is a description of the manner in which each program was administered during the last fiscal year, which includes an explanation of the rationale for the compensation paid to the Chief Executive Officer.

Annual Base Salary Program

Salary ranges are established for executive positions, including the named executive officers, with range midpoints equal to the median salary determined from appropriate comparative survey data provided by an independent consultant.   The actual salary of each individual holding an executive position is determined using the established salary ranges and also by taking into consideration the individual’s qualifications, sustained performance and level of responsibility, each as evaluated by the Committee.  Adjustments in base salary are made after an analysis of the foregoing factors and any external trends in compensation reflected in the survey data discussed above.

The base salary for Peter R. Chase was set by the Committee using the same policies and criteria used for other executive officers of the Company.  His base salary for the fiscal year ended 2003 was set at about the median salary level for chief executive officers in the Company’s industry as reflected in the comparative survey data and adjusted based on the Committee’s evaluation of the additional criteria discussed above.  While corporate performance measures are used in determining bonuses, such corporate performance measures are not considered by the Committee in determining Mr. Chase’s base salary.

Contingent Compensation Program

Under the Company’s contingent compensation program, each executive officer, including the named executive officers, was eligible to earn additional contingent compensation in an amount equal to a designated percentage of annual base salary.  In the 2003 fiscal year, the target percentage for achieving targeted operating profits set with reference to the three prior fiscal years was 50% of annual base salary for the Chief Executive Officer and 30% for the Chief Financial Officer.   Potential incentive earnings could range from 0% to 100% of annual base salary, depending upon whether the Company’s actual performance during the year met, exceeded or fell short of the operating profit goals.  The Company exceeded the operating profit goals established for payment of the targeted incentive compensation in fiscal year 2003; therefore, in accordance with the plan, the Chief Executive Officer and the Chief Financial Officer received contingent compensation in an amount equal to 51% and 37% respectively, of their annual base salary for the last fiscal year.

Senior Management Stock Plan

 The Committee and Board of Directors, with the assistance of an independent compensation consultant, have developed long term equity incentive plans for the Company.  The 2001 Senior Management Stock Plan was designed in part to retain and provide incentives to the Company’s Chief Executive and Chief Financial Officers as well as other senior members of the Company’s management.  The Committee believes that these executives are in a position to make the most significant contribution to the Company’s future success.   The program is designed to recognize significant contributions and provide longer-term incentives to increase shareholder value. All options granted by the Company to its executives have been granted at an exercise price equal to or in excess of the market price of the Company’s Common Stock on the date of grant.  Consequently, these stock options will have value only if the price of the Company’s Common Stock increases.

                                                                     By the Chase Corporation Compensation Committee,

Ronald Levy (Chairman)
Lewis P. Gack

George M. Hughes

Performance Graph

The following line graph compares the yearly percentage change in the Company’s cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor’s 500 Stock Index (“the S&P 500 Index”), and a composite peer index that is weighted by market equity capitalization on companies with the Chase Corporation Standard Industrial Classification (S.I.C.) code (the “Peer Group Index”).   The companies included in the Peer Group Index are American Biltrite, Inc., Lamson & Sessions Co., Plymouth Rubber Company Inc., MacDermid Inc., Bairnco Corp., and Flamemaster Corp.  Cumulative total returns are calculated assuming that $100 was invested August 31, 1996 in each of the Common Stock, the S&P 500 and the Peer Group Index, and that all dividends were reinvested.

Chase Corporation

Comparison of 1998/2003 Cumulative Total Return Performance

	1998	1999	2000	2001	2002	2003
Chase	$100	$138	$118	$152	$122	$163
S&P 500	$100	$139	$163	$123	$101	$113
Peer Group	$100	$117	$113	$67	$78	$103

Audit Committee Report

The Audit Committee of the Board of Directors is appointed by the Board of Directors.  The members of the Audit Committee meet the independence requirements of the American Stock Exchange.  The Audit Committee, in accordance with its written charter, oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2003 with management including a discussion of the quality, not just the acceptability of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with Livingston & Haynes P.C., the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the Audit Committee.  The Audit Committee has also received the written disclosures and letter from Livingston & Haynes P.C. required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, relating to the auditors independence from the Company, has discussed with Livingston & Haynes P.C. their independence from the Company, and has considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits.  The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. .

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2003 for filing with the Securities and Exchange Commission.  The Audit Committee appointed PricewaterhouseCooopers LLP to serve as the Company’s independent auditors for fiscal year 2004.

                                                                            By the Chase Corporation Audit Committee

Lewis P. Gack, (Chairman)

William H. Dykstra

Ronald Levy

Audit and Non-Audit Fees

The following table sets forth fees for services provided by Livingston & Haynes P.C. during fiscal years 2003 and 2002.

	2003	2002
Audit Fees (1)	$143,000	$145,000
Audit-related fees (2)	7,000	7,000
Tax fees (3)	33,000	26,000
All other fees (4)	4,000	—
Total	$187,000	$178,000

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements.
(2)	Represents fees for services in connection with the audits of the Company’s benefit plans.
(3)	Represents fees for services provided in connection with the Company’s tax compliance and tax consulting.
(4)	Represents fees for services provided to the Company not otherwise included in the categories above.

Auditors

Livingston & Haynes, P.C. served as the Company’s independent auditors for the fiscal years ended August 31, 2003 and 2002.  The Company has selected the firm of PricewaterhouseCoopers LLP to serve as independent auditors for the Company for the fiscal year ending August 31, 2004.  The determination not to renew the engagement of Livingston & Haynes, P.C. and to retain PricewaterhouseCoopers LLP was approved by the Board of Directors and its Audit Committee.  Livingston & Haynes P.C. was dismissed, and PricewaterhouseCoopers LLP was retained effective December 15, 2003.

Livingston & Haynes, P.C.’s reports on the Company’s financial statements for the fiscal years ended August 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company’s fiscal years ended August 31, 2003 and 2002 and the subsequent interim period through December 15, 2003, there were no disagreements with Livingston & Haynes, P.C. on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Livingston & Haynes, P.C., would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred within the Company’s fiscal years ended August 31, 2003 and 2002, or the subsequent interim period through December 15, 2003.   During the Company’s fiscal years ended August 31, 2003 and 2002, and the subsequent interim period through December 15, 2003, the Company did not consult with PricewterhouseCoopers LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Representatives of both Livingston & Haynes, P.C. and PricewaterhouseCoopers LLP are expected to be present at the 2004 annual meeting of shareholders with an opportunity to make a statement if they desire to do so.  Such representatives will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

Proposals of Security Holders for 2005 Annual Meeting

Proposals of security holders intended to be presented at the 2005 annual meeting of the Company’s shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting not later than August 24, 2004.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003, filed with the Securities and Exchange Commission, may be obtained, without charge, by writing to Chase Corporation, Attn: Paula Myers, 26 Summer Street, Bridgewater, Massachusetts 02324.  The Annual Report on Form 10-K is also available free of charge through the Company’s website at www.chasecorp.com.

Miscellaneous

The management does not know of any business that will come before the meeting except the matters described in the notice.  If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning from time to time until a quorum is obtained.

By order of the Board of Directors,
George M. Hughes
Clerk

ANNUAL MEETING OF SHAREHOLDERS OF

CHASE CORPORATION

January 27, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

• Please detach along perforated line and mail in the envelope provided.•

MANAGEMENT RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐	Peter R. Chase
		☐	Everett R. Chadwick Jr.
☐	WITHHOLD AUTHORITY	☐	Andrew Chase
	FOR ALL NOMINEES	☐	Lewis P. Gack
		☐	Edward F. Hines, Jr.
☐	FOR ALL EXCEPT	☐	George M. Hughes
	(See instructions below)	☐	Ronald Levy
		☐	Carl J. Yankowski

INSTRUCTION:         To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY COME BEFORE MEETING	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED STAMPED ENVELOPE PROMPTLY, AS TO ENSURE A QUORUM AT THE MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS ACKNOWLEDGED.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:           Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

PROXY
CHASE CORPORATION

26 Summer Street
Bridgewater, MA02324
Telephone (508) 279-1789

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the annual meeting of shareholders of Chase Corporation will be held at 9:30 a.m., Tuesday, January 27, 2004 at the Raynham Courtyard Marriott, 37 Paramount Drive, Raynham, Massachusetts 02767 for the following purposes:

(Continued and to be signed on the reverse side.)

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